Exhibit 4.2

GLOBAL LOGISTICS
ACQUISITION
No.	CORPORATION	Shares
Incorporated under the Laws of
the State of Delaware
CUSIP NO.

Common Stock	Par Value $.0001 Per Share
SEE REVERSE FOR CERTAIN DEFINITIONS
THIS CERTIFIES THAT                                                                                                                                                                    IS THE OWNER OF                                                                                                                                                                  FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, WITH A PAR VALUE OF $.0001 PER SHARE, OF GLOBAL LOGISTICS ACQUISITION CORPORATION (the “Corporation”), transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate if properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
WITNESS the seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated:                                       , 2005

GLOBAL LOGISTICS
Secretary	ACQUISITION CORPORATION	Chief Executive Officer
CORPORATE SEAL

2005
DELAWARE
Transfer Agent

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenants in common	Unif Gift Min Act -
Custodian
TEN ENT	tenants by the entireties		(Cust) (Minor)
Under Uniform Gifts to
JT TEN	as joint tenants with right of survivorship		Minors
	and not as tenants in common		Act:
(State)
Additional Abbreviations may also be used though not in the above list.
Global Logistics Acquisition Corporation
     The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, option or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and all amendments thereto and resolutions of the Board of Directors providing for the issue of shares of Preferred Stock (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents.

The holder of this certificate shall be entitled to receive funds from the Corporation’s trust fund only in the event of a liquidation of the Corporation upon failure to consummate a business combination or if the holder seeks to convert his respective shares into cash upon a business combination which he voted against and which is actually completed by the Corporation. Except as required by applicable law, in no other circumstances shall the holder have any right or interest of any kind in or to the trust fund.
For Value Received,                                          hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER
          IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)
shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                                          Attorney, to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated	By:

NOTICE: THE SIGNATURE TO
THIS ASSIGNMENT MUST
CORRESPOND WITH THE NAME
AS WRITTEN UPON THE FACE
OF THE CERTIFICATE IN
EVERY PARTICULAR, WITHOUT
ALTERATION OR
ENLARGEMENT OR ANY CHANGE WHATEVER.
Signature(s) Guaranteed:

By:

THE SIGNATURE(S) SHOULD BE
GUARANTEED BY AN ELIGIBLE
GUARANTOR INSTITUTION
(BANKS, STOCKBROKERS,
SAVINGS AND LOAN
ASSOCIATIONS AND CREDIT
UNIONS WITH MEMBERSHIP IN AN
APPROVED SIGNATURE
GUARANTEE MEDALLION
PROGRAM, PURSUANT TO S.E.C.
RULE 17Ad-15).